                                                                   Exhibit 10.19

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement"), is made and entered into as of April 1 2001, by and between ATHENAHEALTH (the "Company"), and Christopher Nolin ("Employee").

     The parties hereby agree as follows:

     1. Employment; Term.

          (a) The Company employs Employee, and Employee accepts employment with the Company, upon the terms and conditions contained in this Agreement.

          (b) Term of Employment. The Company and Employee acknowledge that Employee's employment is at-will, and is for no definite period of time.

     2. Duties.

     During the Employment Period, Employee shall serve as General Counsel. Employee shall perform faithfully for the Company the duties of Employee's position and in accordance with the directives of the Company. Employee shall comply with procedures and policies as established by the Company from time to time. Employee shall devote substantially all of Employee's business time and effort to the performance of Employee's duties to the Company. The execution of Employee's duties in a timely, consistent and prudent manner is vital to the successful operations of the Company. It is essential that Employee conduct the duties of this position with constant and watchful attention.

     3. Compensation

     Employee's base salary will be at an annual gross rate of $190,000 (the "Base Salary"). The Base Salary shall be payable in accordance with the Company's payroll practices, as in effect from time to time, and shall be subject to required federal, state and local taxes and withholdings. Employee may be entitled to annual consideration for a bonus based on Employee's and the Company's performance, such bonus, if any, shall be determined by the Company in its sole discretion.

     4. Stock Option Grant,

     Following the execution of this Agreement and subject to the approval of the Board of Directors, the Company shall grant Employee an option (the "Option") to purchase 150,000 shares of the Company's Common Stock, subject to the terms and conditions in the Company's stock option plan and in the Company's stock option agreement.

     5. Expenses; Benefits.

          (a) The Company agrees to reimburse Employee, in accordance with the Company's policies, for reasonable expenses paid or incurred by Employee in connection with the performance of Employee's duties for the Company hereunder.

          (b) Employee shall be entitled to 15 days of vacation annually, which vacation shall accrue at a rate of 10 business hours per month; provided that the maximum vacation accrual Employee may have at any time shall be 25 days. The vacation year begins on Employee's anniversary date. Of the vacation days not taken at the end of the vacation year, only ten days may be carried forward to the following year. Employee may not receive cash in lieu of the days not taken, except with written consent of the HR Committee.

          (c) Employee shall be entitled to participate in health, life, or disability insurance, and retirement, pension, or profit-sharing plans that may be instituted by the Company for the benefit of its mid-level management Employees generally, upon such terms contained therein.

     6. Termination.

          (a) Since Employee's employment is at-will employment, either Employee or the Company may terminate Employee's employment at any time for any reason or for no reason.

          (b) Upon the termination of Employee's employment for any reason, the parties shall have no further obligations, except that those obligations of Employee under Sections 8, 9 and 10, and the provisions of Sections 12 and 13 shall remain in effect and binding upon the parties.

     7. Effect of Termination.

          (a) The Company shall have no liability or obligation to Employee upon Employee's termination other than as specifically set forth in this Section 7.

          (b) Upon the termination of Employee's employment, Employee shall be entitled to receive only such portion (if any) of the Base Salary as may have accrued but be unpaid on the date of termination, plus any accrued and unpaid vacation pay or other benefits which may be owing through the date of termination.

          (c) Upon the termination of Employee's employment for any reason, Employee shall immediately surrender to the Company all Company property in the possession, custody or control of Employee, including but not limited to any computer hardware, software, computer disks and/or data storage devices, notes, data, sketches, drawings, manuals, documents, records, data bases, programs, blueprints, memoranda, specifications, customer lists, financial reports, equipment and all other physical forms of expression incorporating or containing any Confidential Information (as defined in Section 8 hereof), it being distinctly understood that all such writings, physical forms of expression and other things are exclusive property of the Company.

     8. Confidential Information and Inventions.

          (a) Employee recognizes and acknowledges that during the course of Employee's employment with the Company, Employee shall have access to Confidential Information. "Confidential Information" means all information or material not publicly know which relates to any of its products, services or any phase of its operations, business or financial affairs. Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing): trade secrets, inventions, drawings, file data, documentation, diagrams, specifications, know-how, processes, formulas, models, flow charts, software completed or in various stages of development, source codes, object codes, research and development procedures, test results, marketing techniques and materials, marketing and development plans, price lists, pricing policies, business plans, information relating to customers and/or suppliers' identities, characteristics and agreements, financial information and projections and Employee files. Confidential Information also includes any information described above which the Company obtains from another party and which the Company treats and/or has an obligation to treat as confidential or designates as Confidential Information, whether or not owned or developed by the Company. (The term "Company," as used in this Section 8, means not only Athenahealth.com, but also any company, partnership or entity which, directly or indirectly, controls, is controlled by or is under common control with Athenahealth.com.)

          (b) Both during the Employment Period and at all times thereafter, all Confidential Information which Employee may now possess or access, may obtain during or after the Employment Period, or may create prior to the end of the Employment Period will be held confidential by Employee, and Employee will not (nor will Employee assist any other person to do so), directly or indirectly,
(i) reveal, report, publish or disclose such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever (other than in the course of carrying out Employee's duties hereunder or as expressly authorized by the Company), (ii) render any services to any person, firm, corporation, association or other entity to whom any such Confidential Information, in whole or in part, has been disclosed or is threatened to be disclosed by or at the instance of Employee, or (iii) use such Confidential Information except for the benefit of the Company and in the course of Employee's employment with the Company. The foregoing will not apply to the extent Employee is required to disclose any Confidential Information by applicable law or legal process so long as Employee promptly notifies the Company of such pending disclosure and consults with the Company prior to such disclosure concerning the advisability of seeking a protective order or other means of preserving the confidentiality of the Confidential Information.

          (c) Any Inventions (as defined below) in whole or in part conceived, made or reduced to practice by Employee (either solely or in conjunction with others) during or after the Employment Period that are made through the use of any of the Confidential Information or any of the Company's equipment, facilities, supplies, trade secrets or time, or that relate to the Company's business or the Company's actual or demonstrably anticipated research and development, or that result from any work performed by Employee for the Company will belong exclusively to the Company and will be deemed part of the Confidential Information for purposes of this Agreement, whether or not fixed in a tangible medium of expression. The term "Inventions," as used herein, means any ideas, designs, concepts, techniques, inventions and discoveries, whether or not patentable or protectable by copyright and whether or not reduced to practice, including, but not limited to, devices, processes, drawings, works of authorship, computer programs, software, source codes, object codes, interfaces and networks (and all components of the foregoing), methods and formulas together with any improvements thereon or thereto, derivative works therefrom and know-how related thereto. The provisions of this section are not meant to apply to those inventions (1) that Employee creates without the use of any Confidential Information of the Company and/or without the use of any of the Company's resources, equipment, facilities, supplies, trades secrets or time,
(2) that do not relate to the Company's business and/or the Company's actual or demonstrably anticipated business, research or development, (3) that do not result from any Company work assigned to or performed by Employee or any other employee of the Company, and (4) that do not result from any work performed by Employee during the hours Employee is scheduled to work for the Company or during the hours Employee is working for the Company.

               (i) Without limiting the foregoing, any such Inventions will be deemed to be "works made for hire" and the Company will be deemed to be the owner thereof, provided that in the event and to the extent such works are determined not to constitute "works made for hire" as a matter of law, Employee hereby irrevocably assigns and transfers to the Company all right, title and interest in and to any such Inventions, including but not limited to all related patents, copyrights and mask works and all applications therefor and filings and notification with respect thereto.

               (ii) Employee will keep and maintain adequate and current written records (in the form of notes, sketches, drawings or such other form(s) as may be specified by the Company) of all Inventions made by Employee during the Employment Period or thereafter (including but not limited to information relating to all Inventions which belong exclusively to the Company pursuant to the provisions of this Section 8(c)), which records will be available at all times to the Company and will remain the sole property of the Company. In the event that (A) any Invention is made, conceived of or reduced to practice by Employee, either solely or in conjunction with others, during the Employment Period, or (B) any Invention is made, conceived of or reduced to practice by Employee after the Employment Period which belongs exclusively to the Company pursuant to the provisions of this Section 8(c), Employee will promptly give notice and fully disclose in writing such Invention to the Chairman of the Board and the Board of Directors of the Company.

               (iii) Employee will assist the Company (at the Company's expense), either during or subsequent to the Employment Period, to obtain and enforce for the Company's benefit, patents, copyrights, and mask work protection in any country for any and all Inventions made by Employee, in whole or in part, the rights to which belong to or have been assigned to the Company pursuant to the provisions of Section 8(c) hereof. Employee agrees to execute all applications, assignments, instruments and papers and perform all acts as the Company or its counsel may deem necessary or desirable to obtain any patents, copyrights or mask work protection in such Inventions and otherwise to protect the interests of the Company therein. In the event the Company is unable to secure Employee's signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Invention, whether due to mental or physical incapacity or any other cause, Employee hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as Employee's agents and attorney-in-fact, to act for and in Employee's behalf and stead to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other right or protections with the same force and effect as if executed and delivered by Employee.

          (d) All memoranda, notes, lists, records and other documents (and all copies thereof) constituting Confidential Information (including information relating to all Inventions which belong exclusively to the Company pursuant to the provisions of Section 8(c) above) made or compiled by Employee or made available to Employee during or after the Employment Period shall be the Company's property, shall be kept confidential in accordance with the provisions of this Section 8 and shall be delivered to the Company at any time upon request and upon the termination of Employee's employment.

     9. Covenant Against Competition.

     Employee covenants and agrees that:

          (a) During the Non-Compete Period (as hereinafter defined), Employee shall not, in any Geographic Area (as hereinafter defined): (i) engage in any business competitive with the Company Business (as hereinafter defined); (ii) render any services in any capacity to any person or entity engaged in any business competitive with the Company Business; or (iii) acquire an interest in any person or entity engaged in any business competitive with the Company Business as a partner, shareholder, director, officer, Employee, principal, manager, member, agent, trustee, consultant or in any other relationship or capacity, provided, however, Employee may own, directly or indirectly, solely as a passive investment, securities of any such entity which are traded on any national securities exchange if Employee (A) is not a controlling person of, or a member of a group which controls, such entity, and (B) does not, directly or indirectly, own 1%or more of any class of securities of such entity.

          (b) During the Non-Compete Period, Employee shall not, without the prior written consent of the Company, directly or indirectly, on behalf of himself or any other person or entity, solicit or encourage any Employee of the Company or any of its Affiliates to leave the employment of the Company or any of its Affiliates, or hire any Employee who has left the employment of the Company or any of its Affiliates within one year of the termination of such Employee's employment with the Company or any of its Affiliates.

          (c) During any portion of the Non-Compete Period during which Employee is not employed by the Company, Employee shall not, in any Geographic Area, directly or indirectly (i) solicit or encourage any customer or client of the Company to engage the services of Employee or any person or entity (other than the Company) in which Employee is a partner, shareholder, director, officer, Employee, principal, member, manager, agent, trustee, consultant or engaged in any other relationship or capacity, or (ii) accept orders or business from, or agree to provide services to, any customer or client of the Company, on behalf of Employee or any person or entity (other than the Company) in which Employee is a partner, shareholder, director, officer, Employee, principal, member, manager, agent, trustee, consultant or engaged in any other relationship or capacity.

          (d) If any provision of Sections 8 or 9 is held to be unenforceable, it is the intention of the parties that the court making such determination shall modify such provision, so that the provision shall be enforceable to the greatest extent permitted under the law, and that such provision shall then be applicable in such modified form.

          (e) As used herein:

               (i) "Affiliate" shall mean any entity directly or indirectly controlling, controlled by, or under common control with the Company and any entity in which the Company is a general partner, member, manager or holder of greater than a 10% common equity, partnership or membership interest.

               (ii) "Company Business" shall mean the business of the Company at the time a violation of this Section 9 is alleged to occur or, if such alleged occurrence is after Employee's employment is terminated, the business of the Company at the time such employment terminates.

               (iii) "Geographic Area" shall mean the United States and Canada.

               (iv) "Non-Compete Period shall mean the period during which Employee is employed by the Company.

     10. Enforcement by Injunction.

     Employee acknowledges and agrees that the Company will be irreparably damaged if Employee fails to comply with the provisions of Sections 8 or 9. Accordingly, the Company shall be entitled to (i) an injunction or any other appropriate decree of specific performance (without the necessity of posting any bond or other security in connection therewith) in case of any breach or threatened breach of Employee's covenants under Sections 8 or 9, (ii) damages in an amount equal to all compensation, profits, monies, accruals, increments or other benefits derived or received by Employee (or any associated party deriving such benefits, including but not limited to any future employer of Employee) as a result of any such breach of Employee's covenants under Sections 8 or 9, and
(iii) indemnification against any other losses, damages, costs and expenses, including actual attorneys' fees and court costs, incurred by the Company in obtaining any damages and/or injunctive relief. Such remedies shall not be exclusive and shall be in addition to any other remedy, at law or in equity, which the Company may have for any breach or threatened breach of Sections 8 or 9 by Employee.

     11. Notices.

     Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by first class registered mail, return receipt requested, or by commercial courier or delivery service, by facsimile or by receipted e-mail, addressed to the parties at the addresses set forth below their signatures hereto (or at such other address as any party may specify by notice to all other parties given as aforesaid).

addresses set forth below their signatures hereto (or at such other address as any party may specify by notice to all other parties given as aforesaid).

     12. Arbitration.

     Any dispute or controversy arising under this Agreement or concerning Employee's employment with the Company (including, without limitation, any controversy as to the arbitrability of any dispute), including but not limited to any claims arising out of Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and/or Massachusetts General Laws Chapter 151B, shall be settled exclusively by arbitration to be held in Boston, Massachusetts, before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect relating to the arbitration of employment disputes, provided, however, that any claims arising out of Sections 8, 9 and/or 10 of this Agreement may be resolved either through arbitration or through the court system. Judgment may be entered on the arbitrator's award in any court having jurisdiction, and the parties consent to the jurisdiction of the Massachusetts courts for that purpose.

     13. Miscellaneous.

          (a) This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement signed by all parties hereto.

          (b) No waiver of any breach or default hereunder shall be considered valid unless in writing signed by all parties hereto, and no such waiver shall be deemed a waiver of any subsequent breach or default of a similar nature.

          (c) If any provisions of this Agreement shall be held unenforceable, such unenforceability shall attach only to such provisions and shall not render unenforceable any other severable provisions of this Agreement, and this Agreement shall be carried out as if any such unenforceable provisions were not contained herein, unless the unenforceability of such provisions substantially impairs the benefits of the remaining portions of this Agreement.

          (d) This Agreement may be executed in two or more counterparts, each of which shall be deemed one original.

          (e) This Agreement shall be deemed to be a contract under the laws of the Commonwealth of Massachusetts and for all purposes shall be construed and enforced in accordance with the internal laws of said Commonwealth.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

[Insert Employee name]                  ATHENAHEALTH.COM


/s/ Christopher Nolin                   By: /s/ Jonathan Bush
-------------------------------------       ------------------------------------
Employee signature                      Name: Jonathan Bush
                                        Title: CEO

Address: Illegible
         Illegible